Securities and Exchange Commission

                                  	Washington, DC  20549

                                         Form 8-K

                                     	Current Report

                         	Pursuant to Section 13 or 15(d) of the
                             	Securities Exchange Act 1934


                              	Date of Report July 7, 1997
                           	(Date of earliest event reported)



                                 	CalEnergy Company, Inc.
                	(Exact name of registrant as specified in its charter)



    Delaware                 1-9874                    94-2213782
  State of   	          (Commission File		            	(IRS Employer
 jurisdiction of       	 Number)		 	 	                 Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,                 Omaha, NE             68131
 (Address of principal executive offices)                 	          		Zip Code




        Registrant's Telephone Number, including area code:	(402) 341-4500





                                      						N/A
             	(Former name or former address, if changed since last report)


Item 5.  Other Events

	The Registrant announced the impact of the U.K. so called "Windfall Tax" in the attached Press Release dated July 7, 1997.


Item 7.  Financial Statements and Exhibits

	Exhibit 1 - Press Release dated July 7, 1997



	SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							CalEnergy Company, Inc.




				By: \s\ Douglas L. Anderson
								Douglas L. Anderson
								Assistant Secretary and
								Assistant General Counsel




Dated: July 7, 1997



FOR IMMEDIATE RELEASE                                              Exhibit 1

Craig M. Hammett - Vice President, Chief Financial Officer			402-341-4500
Jeffrey S. Laudin - Manager, Investor Relations				         	402-341-4500

CalEnergy Announces No Net Additional Cash Impact
Resulting from Northern Electric's U.K. Windfall Tax

	OMAHA, NEBRASKA, Monday, July 7, 1997 - CalEnergy Company, Inc. ("CalEnergy") (NYSE, LSE and PSE Symbol: CE) announced today that the so-called "Windfall Tax" which had been proposed by the United Kingdom Labour Party and the details of which were released July 2, 1997 as part of the Labour Government's budget are consistent with the cash impact which CalEnergy had estimated prior to its acquisition of Northern Electric plc. The tax will be payable in two installments over two fiscal years.

	CalEnergy further announced that it plans to take a one-time charge in the third quarter of 1997 to account for the anticipated windfall tax. The net income impact of the one-time charge is expected to be approximately $136 million or $2.06 per share.

	At the time of the acquisition, CalEnergy had accounted for the potential windfall tax as a purchase accounting contingent liability based on the advice of Deloitte & Touche. However, the SEC has recently stated that a similarly situated company will be permitted to account for such an assessment as a one-time charge. CalEnergy has determined (with Deloitte & Touche's concurrence) to avail itself of such accounting treatment, which will allow CalEnergy to reduce the future goodwill amortization associated with the acquisition. Accordingly, CalEnergy's balance sheet goodwill will be reduced by approximately $132 million, thereby benefiting future year earnings.

	"Now that the British Labour government has quantified this one-time tax, it allows us to account for it so as to eliminate its effects from our future earnings," stated David L. Sokol, Chairman and Chief Executive Officer.
 "In hindsight it was wise of our team to anticipate this proposed tax and to include its full anticipated impact in our bid for Northern Electric. Now that this one-time tax has been quantified, it confirms the prudence of our Northern Electric acquisition and its future benefits to CalEnergy."

	CalEnergy, which manages and owns interests in over 5,000 net MW of power generation facilities in operation, construction and development worldwide, currently operates 19 generating facilities and also supplies and distributes electricity to 1.5 million customers.